Exhibit 23.2

February 1, 2011

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

I hereby consent to the incorporation and use in this Registration Statement of Proteonomix, Inc. on Form S-1 to the reference to my Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

/s/ Roger L. Fidler

Roger L. Fidler

Midland Park, NJ

February 1, 2011